ASSET PURCHASE AGREEMENT






                                  by and among

                  MCNIC OFFSHORE PIPELINE & PROCESSING COMPANY,
                                    as Seller




                                       and



                         BLUE DOLPHIN PIPE LINE COMPANY,
                                    as Buyer















                          Dated as of February 1, 2002

                                                 TABLE OF CONTENTS

ARTICLE I     SALE AND PURCHASE OF ASSETS......................................1
   1.01     Agreement to Purchase and Sell.....................................1
   1.02     Purchase Price.....................................................2
   1.03     Conditional Consideration..........................................2
   1.04     Customer Contracts.................................................3
   1.05     Effective Time.....................................................3
ARTICLE II    CLOSING..........................................................3
ARTICLE III   ACTIONS TAKEN AT THE CLOSING.....................................4
   3.01     Actions Taken by Seller............................................4
   3.02     Actions Taken by Buyer.............................................4
ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE SELLER.....................5
   4.01     By Seller..........................................................5
     (a)    Organization and Powers............................................5
     (b)    Agreements and Consents............................................5
     (c)    No Litigation......................................................5
     (d)    Validity and Enforceability........................................5
     (e)    Ownership of Assets................................................6
     (f)    No Brokers.........................................................6
     (g)    Not a Retailer.....................................................6
     (h)    Validity and Enforceability........................................6
   4.02     No Other Warranties................................................6
ARTICLE V     REPRESENTATIONS AND WARRANTIES OF BUYER..........................7
   5.01     By Buyer...........................................................7
     (a)    Organization and Powers............................................7
     (b)    Agreements and Consents............................................7
     (c)    Litigation; Orders.................................................7
     (d)    Validity and Enforceability........................................7
     (e)    No Brokers.........................................................8
ARTICLE VI    ADDITIONAL COVENANTS.............................................8
   6.01     Public Announcements...............................................8
   6.02     Tax Matters........................................................8
   6.03     Further Assurances.................................................9
   6.04     Third Party Consents...............................................9
   6.05     Operating Agreement................................................9
   6.06     Access.............................................................9
   6.07     Audit.............................................................10
ARTICLE VII   ASSUMPTION AND INDEMNIFICATION..................................10
   7.01     Assumption of Liabilities Relating to the Purchased Interests.....10
   7.02     Indemnification by Seller.........................................10
   7.03     Indemnification by Buyer..........................................10
   7.04     Notice of Asserted Liability......................................11
   7.05     Opportunity to Defend.............................................11
   7.06     Negligence and Strict Liability Waiver............................11
   7.07     Exclusive Remedy..................................................11

ARTICLE VIII  MISCELLANEOUS...................................................12
   8.01     Survival..........................................................12
   8.02     Counterparts......................................................12
   8.03     Governing Law.....................................................12
   8.04     Entire Agreement..................................................12
   8.05     Expenses..........................................................12
   8.06     Notices...........................................................12
   8.07     Successors and Assigns............................................13
   8.08     Headings..........................................................13
   8.09     Severability......................................................13
   8.10     No Third Party Beneficiaries......................................13
   8.11     Cross-references..................................................13
   8.12     Gender............................................................13
   8.13     Modification and Waiver...........................................13
   8.14     DTPA Waiver.......................................................14
   8.15     Agreement Duly Negotiated.........................................14

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     This Agreement is dated February 1, 2002 but is made and entered into effective as of the Effective Time (as defined below), by and among MCNIC Offshore Pipeline & Processing Company, a Michigan corporation ("Seller"), and Blue Dolphin Pipe Line Company, a Delaware corporation ("Buyer").

                                   WITNESSETH:

     WHEREAS, Seller owns undivided 1/3 interests in the Blue Dolphin Pipeline, the Land, the Shore Facilities, the Buccaneer Pipeline and the Omega Pipeline (all as hereinafter defined);

     WHEREAS, Buyer desires to purchase from Seller such undivided 1/3 of 8/8ths interests;

     WHEREAS, Seller purchased from Buyer and its affiliates its ownership interests in certain of the assets subject to this Agreement on August 31, 1995 (the "Original Purchase")

     WHEREAS, Seller, Buyer and WBI Southern, Inc. have entered into that certain Amended and Restated Operating Agreement (the "Operating Agreement");

     NOW, THEREFORE, in consideration of the premises and covenants herein contained, and the benefits to be derived herefrom, the parties hereby agree as follows:

                                    ARTICLE I
                                    ---------

                           SALE AND PURCHASE OF ASSETS

     1.01 Agreement to Purchase and Sell. Subject to the terms and the conditions set forth in this Agreement, as of the Effective Time (as defined in Section 1.05), Seller will sell to Buyer, and Buyer will purchase from Seller, an undivided 1/3 of 8/8ths interest in and to:

     (a) that certain pipeline system located both onshore in Brazoria County, Texas, and offshore of the coast of Texas, which is referred to and described in
Exhibit 1.01(a), including all pipelines and related equipment and fixtures related thereto (the "Blue Dolphin Pipeline") and any easements, right-of-ways, and permits necessary to conduct the business of the Blue Dolphin Pipeline (the "Blue Dolphin Pipeline Business");

     (b) that certain pipeline system located onshore in Brazoria County, Texas, which is referred to and described in Exhibit 1.01(b), including all pipelines and related equipment and fixtures related thereto (the "Buccaneer Pipeline") and any easements, right-of-ways, and permits necessary to conduct the business of the Buccaneer Pipeline (the "Buccaneer Pipeline Business");

     (c) all of those  certain  tracts or parcels of real  estate  described  in
Exhibit 1.01(c) (the "Land");

     (d) the onshore separation, vapor recovery, and dehydration facilities, related equipment, storage tanks, and fixtures owned by Seller which are located on the Land on the date of this Agreement (the "Shore Facilities") and any easements, right-of-ways, and permits necessary to conduct the business of the Shore Facilities (the "Shore Facilities Business");

     (e) the pipeline described on Exhibit 1.01(e), including all related equipment and fixtures (the "Omega Pipeline") and any easements, right-of-ways, and permits relating to the business of the Omega Pipeline ("Omega Pipeline Business"); and

     (f) any other assets owned by Seller which relate to any of the Businesses (as hereinafter defined).

     The assets which are subject to the sale and assignment of an undivided 1/3 of 8/8ths interest pursuant to this Section are sometimes referred to herein collectively as the "Assets". The undivided 1/3 of 8/8ths interests in the Assets to be acquired by Buyer pursuant to this Section are sometimes referred to herein collectively as the "Purchased Interests" or singularly as a "Purchased Interest". The Blue Dolphin Pipeline Business, the Buccaneer Pipeline Business, the Shore Facilities Business, and the Omega Pipeline Business are sometimes collectively referred to herein as the "Businesses" or separately as a "Business."

     1.02 Purchase Price. The purchase price for the Purchased Interests shall be a maximum amount of $1,500,000 (the "Purchase Price") payable as follows: (i) $750,000 shall be payable pursuant to the terms of a secured promissory note which shall be identical to Exhibit 1.02 (the "Note"), and (ii) a maximum of $750,000 shall be payable as provided in Section 1.03. The Purchase Price shall be allocated to Class V assets as defined in Treasury Regulation ss.338-6(b)(2)(v) and among the Purchased Interests in the manner set forth in
Section 6.02(d).

     1.03 Conditional Consideration. Within 90 days of the end of each calendar year that includes any period which is subsequent to the Note Payment Month, Buyer shall pay Seller an annual amount equal to 50% of the Net Revenue for the portion of such calendar year which is subsequent to the Note Payment Month. Payments pursuant to this Section shall continue until Seller has received payments equal to $750,000, plus the amount which would have accrued on $750,000 if interest had accrued thereon from the Effective Time at the rate of 6%. Notwithstanding the foregoing, however, no amounts shall be payable pursuant to this Section with respect to the Net Revenue of any period subsequent to the Termination Date. For purposes of this Section 1.03 only:

     (a) The term "Net Revenue" shall mean the gross revenue attributable to the Purchased Interests as determined on a cash basis, consistently applied, minus
(i) the reasonable operating expenditures attributable to the Purchased Interests (including the Operator's Fee, not to exceed $12,800 per month) as determined by Buyer in a manner consistent with past practices, including but not limited to legal fees with respect to litigation that relates to the Purchased Interests, and (ii) any negative amount of Net Revenue for any period subsequent to the Note Payment Month which has not been offset by positive Net Revenue generated subsequent to the period in which such negative amount was realized.

     (b) The term "Note Payment Month" means the month in which for the first time the amount of the Net Revenue for the periods subsequent to the Effective Time is sufficient to entitle the Seller pursuant to the terms of the Note to receive payment in full of the Note.

     (c) The term "Termination Date" means December 31, 2006; provided, however that the Termination Date shall automatically extend by one additional calendar year (up to a maximum of two calendar years) for each instance in which the non-recurring, extraordinary expenditures attributable to the Purchased Interests exceed $200,000, in the aggregate, during any calendar year subsequent to the Closing.

     1.04 Customer Contracts. The sale and purchase of the Purchased Interests shall include an assignment of undivided 1/3 of 8/8ths interest in and to all of the agreements pursuant to which certain persons have entered into agreements with Seller with respect to (a) the transportation, separation, dehydration, or storage of natural gas, crude oil, and/or condensate through, by, and/or on certain of the Assets, or (b) the vapor recovery processes performed by Seller by means of the Assets to the extent such agreements were in existence at the time of the Original Purchase, or have been entered into by Buyer on behalf of Seller in its capacity as operator under the Operating Agreement (the "Customer Contracts").

     1.05 Effective Time. The transfer of the ownership of the Purchased Interests shall be effective as of 12:01 a.m., Central Standard Time, on January 1, 2002 (the "Effective Time"). All sums owing on account of the ownership, operation, or use of the Purchased Interests prior to the Effective Time shall be for the account of and charged to the Seller, and all sums owing on account of the ownership, operation, or use of the Purchased Interests on or after the Effective Time shall be charged to and for the account of Buyer. The Seller shall be entitled to any and all revenues, refunds, sums or amounts attributable to the ownership, operation, or use of the Purchased Interests prior to the Effective Time. Buyer shall be entitled to any and all revenues, refunds, sums or amounts attributable to the ownership, operation, or use of the Purchased Interests on and after the Effective Time. Nothing set forth in this Section
1.05 shall be construed, however, to supersede any agreements made pursuant to the Applicable Agreements with respect to the operation of the Assets subsequent to the Effective Time, which shall be controlling for all such purposes. For purposes of this Section 1.05, (a) revenues shall be treated as realized with respect to the storage of crude oil, condensate, and natural gas liquids prior to the Effective Time to the extent such liquids were in storage in or on the Assets at the Effective Time and (b) such liquids shall be deemed delivered from storage on a "FIFO" basis.

                                   ARTICLE II
                                   ----------

                                     CLOSING

     The closing of the transactions contemplated by this Agreement ("Closing") is taking place simultaneously with the execution of this Agreement.

                                   ARTICLE III
                                   -----------

                          ACTIONS TAKEN AT THE CLOSING


     3.01 Actions Taken by Seller. Seller has executed and delivered on the date hereof the following:

     (a) an Assignment and Bill of Sale (the "Assignment") and any other instruments reasonably necessary to transfer an undivided 1/3 of 8/8ths interest in the Blue Dolphin Pipeline, the Buccaneer Pipeline, the Shore Facilities, and the Omega Pipeline to Buyer, free and clear of all Liens created by, through or under Seller, other than Permitted Encumbrances;

     (b) a Special Warranty Deed (the "Deed"), and any other instruments reasonably necessary to transfer an undivided 1/3 of 8/8ths interest in all of the Land to Buyer free and clear of all Liens created by, through or under Seller, other than Permitted Encumbrances; and

     (c) an affidavit or other certification that Seller is not a "foreign person" within the meaning of Section 1445 (or similar provisions) of the Internal Revenue Code of 1986, as amended (i.e., Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in such code and the regulations promulgated thereunder).

As used in this Agreement: (a) the term "Liens" shall mean any lien, pledge, claim, charge, security interest or other encumbrance, and (b) the term "Permitted Encumbrances" shall mean: (i) Liens for taxes not yet due and payable or which are being contested in good faith and disclosed in Schedule 3.01; (ii) materialmen's, mechanics', workers', repairmen's, or other similar Liens arising in the ordinary course of the operation of the Assets for amounts not due and payable or which are being contested in good faith and disclosed on Schedule 3.01; (iii) all rights to, consents by, required notices to, filings with, or other actions by governmental entities if the same are customarily obtained subsequent to sale or conveyance; (iv) rights reserved to or vested in any local, state, and federal governmental bodies, authorities, or agencies to control or regulate any of the real property occupied by the Assets in any manner, and all laws, rules, regulations, ordinances, and orders of any such bodies, authorities, or agencies; (v) Liens to be released at or before the Effective Time; (vi) any other Liens that do not, individually or in the aggregate, have a material adverse effect on the ownership, operation, or value of the Purchased Interests; (vii) the encumbrances and restrictions with respect to the Land described in Exhibit "B" to the Deed and (viii) the Applicable Agreements (as defined in Section 7.01).

     3.02 Actions Taken by Buyer. Buyer has executed and delivered to Seller on the date hereof: (a) the Note, and (b) a Security Agreement in the form of
Exhibit 3.02.

                                   ARTICLE IV
                                   ----------

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     4.01 By Seller. Seller represents and warrants to Buyer as set forth below:

     (a) Organization and Powers. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan and is duly qualified to do business in, and is in good standing under the laws of the State of Texas. Seller has all corporate power and authority necessary to conduct its business as presently conducted, and to own, lease, or operate all properties now owned, leased, or operated by Seller.

     (b) Agreements and Consents. Neither the execution, delivery, nor performance of this Agreement, the Assignment, the Deed or any other documents or instruments executed and delivered at the Closing (the "Closing Agreements") by Seller will (i) conflict with or result in any breach of any provisions of the charter or bylaws of Seller; (ii) to the knowledge of Seller, require the consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except as set forth in Schedule 4.01(b) or Section 6.07, or any regulatory approvals or routine governmental consents normally acquired after consummation of transactions such as transactions of the nature contemplated by this Agreement, (iii) except as set forth in Schedule 4.01(b), violate, effect acceleration of or result in the termination, cancellation, or modification of any material agreement, indenture, instrument, lease, contract, or other undertaking to which Seller is a party or is bound, except as provided in Section 6.07 or for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Time;
(iv) violate any order, writ, injunction, or decree to which Seller is bound or may be bound, (v) to the knowledge of Seller, violate any statute, rule, or regulation to which Seller is bound or may be bound; or (vi) result in the imposition or creation of any Lien upon any of the Assets other than a Permitted Encumbrance.

     (c) No Litigation. No Proceeding with respect to which the Buyer or any of its affiliates is not a party, or does not have actual knowledge, is pending or threatened against Seller before any Governmental Entity (i) seeking to restrain, prohibit, or obtain damages in connection with the consummation of the transactions contemplated by this Agreement, or (ii) relating to the Assets.


     (d) Validity and Enforceability. Seller has the corporate power and authority to execute and deliver this Agreement and the Closing Agreements. The execution and delivery by Seller of this Agreement and the Closing Agreements and the consummation by Seller of the transactions and performance of the terms and conditions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on behalf of Seller. This Agreement has been, and, at the Closing, the Closing Agreements will be, duly and validly executed and delivered by Seller and, assuming this Agreement and the Closing Agreements constitute valid and binding obligations of Buyer, this Agreement constitutes, and at the Closing, this Agreement and the Closing Agreements will constitute, valid and binding obligations of Seller, enforceable in accordance with their respective terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, bank moratorium, fraudulent conveyance, or similar laws affecting creditors' rights generally, general principles of equity, and laws restricting the availability of equitable remedies).

     (e) Ownership of Assets. Seller is the owner of and has title to the Purchased Interests that are to be assigned by Seller pursuant to Section 1.01, free and clear of all Liens created by through, or under Seller other than Permitted Encumbrances.

     (f) No Brokers. Neither Seller nor any of its affiliates has incurred, and neither Seller nor any of its affiliates will incur, directly or indirectly, as a result of any action taken by Seller under this Agreement, any liability for brokerage or finders' fees or commissions or any similar charges in connection with this Agreement, for which Buyer will have any liability after the Closing.

     (g) Not a Retailer. Seller is not engaged in the business of selling tangible personal property at retail, does not hold a sales and use tax permit issued by the state of Texas, and has not made any retail sale of tangible personal property during the twelve month period ending on the Effective Time.

     (h) No Actions Taken. Seller has not entered into any contract or agreement or participated in any governmental proceeding, or filed any suit or otherwise taken any action with respect to the Assets other than actions taken on behalf of the Seller by the Buyer in its capacity as operator under the Operating Agreement or of which Buyer has actual knowledge.

     4.02 No Other  Warranties.  Except as and to the  extent  set forth in this
Article IV, Seller (i) has not made any representations or warranties to Buyer whatsoever, and (ii) hereby disclaims all liability and responsibility for any other representation, warranty, statement, or information made or communicated (orally or in writing) to Buyer or its representatives (including without limitation any opinion, information, projection, or advice that may have been or may be provided to Buyer by any director, officer, employee, agent, consultant, or representative of Seller or any Affiliate thereof) by any person, including without limitation Seller or any of its representatives. Specifically as a part of (but not a limitation of) the foregoing, Buyer acknowledges that neither Seller nor any of its affiliates has made, and Seller hereby expressly disclaims, any representation or warranty (express, implied, under common law, by statute or otherwise) relating to the condition of any of the tangible assets included in the Purchased Interests (WITHOUT LIMITATION, SELLER SPECIFICALLY DISCLAIMS ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS), and acknowledges that it will acquire such tangible assets "AS IS" and "WHERE IS" without any representation or warranty from Seller or any of its affiliates relating to their condition, merchantability or fitness for a specific purpose. By its action in closing the transactions contemplated hereby, Buyer acknowledges (or will be deemed to have acknowledged) that it has been provided access to all of the Purchased Interests and to all records and other data to which it requested access, all in accordance with the provisions of this Agreement.

                                    ARTICLE V
                                    ---------

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     5.01 By Buyer. Buyer represents and warrants to Seller as set forth below:

     (a) Organization and Powers. Buyer (i) is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware,
(ii) is duly qualified to do business in, and is in good standing under the laws of, the state of Texas, and (iii) has all corporate power and authority necessary to conduct its business as it is presently conducted.

     (b) Agreements and Consents. Neither the execution, delivery, nor performance of this Agreement or the Closing Agreements by Buyer will (i) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of Buyer; (ii) to Buyer's knowledge, require the consent or approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority, except any regulatory approvals or routine governmental consents normally acquired after consummation of transactions such as transactions of the nature contemplated by this Agreement, (iii) violate, effect acceleration of, or result in termination, cancellation, or modification of any material agreement, indenture, instrument, lease, contract, or other undertaking to which Buyer is a party or by which it is bound, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Time; or (iv) violate any order, writ, or injunction to which Buyer is bound or may be bound, or (v) to the knowledge of Buyer, violate any decree, statute, rule, or regulation to which Buyer is bound or may be bound.

     (c) Litigation; Orders. There is no Litigation, judgment or outstanding order, writ, injunction, decree, stipulation, or award (whether rendered by a court or administrative agency, or by arbitration) pending, or to the knowledge of Buyer threatened, to which Buyer is or would be a party or to which Buyer is bound that would have an adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or in the Closing Agreements or that would prevent or delay in any material respect the consummation of the transactions contemplated hereby or in the Closing Agreements or could otherwise be reasonably expected to materially adversely affect the Purchased Interests.

     (d) Validity and Enforceability. Buyer has the corporate power and authority to execute and deliver this Agreement and the Closing Agreements. The execution and delivery by Buyer of this Agreement and the Closing Agreements and the consummation by Buyer of the transactions and performance of the terms and conditions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on behalf of Buyer. This Agreement has been, and, at the Closing, the Closing Agreements will be, duly and validly executed and delivered by Buyer and, assuming this Agreement and the Closing Agreements constitute a valid and binding obligation of Seller, the Agreements constitute, and, at the Closing, the Closing Agreements will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, bank moratorium, fraudulent conveyance, or similar laws affecting creditors' rights generally, general principles of equity, and laws restricting the availability of equitable remedies).

     (e) No Brokers. Neither Buyer nor any of its affiliates has incurred, and will not incur, directly or indirectly, as a result of any action taken by Buyer under this Agreement, any liability for brokerage or finders' fees or commissions or any similar charges in connection with this Agreement, for which Seller has or will have any liability.

                                   ARTICLE VI
                                   ----------

                              ADDITIONAL COVENANTS

     6.01 Public Announcements. Without the prior written approval of the other parties hereto, which approval shall not be unreasonably withheld, no party hereto will issue, or permit any agent or affiliate to issue, any press releases or otherwise make or cause any agent or affiliate to make, any public statements with respect to this Agreement or the transactions contemplated hereby except where such release or statement is deemed in good faith by the releasing party to be required by applicable law or any national securities exchange. Any party or parties issuing such a release or statement will use its or their reasonable efforts to provide a copy to the other parties prior to the issuance of such release or statement.

     6.02 Tax Matters.

     (a) The term "Taxes" shall mean all income, gross receipts, profits, franchise, sales, use, occupation, property (including in lieu-of-taxes), ad valorem, capital, wealth, environmental, employment, severance, production, excise, stamp, transfer, workers' compensation, social security, withholding or similar taxes, motor vehicle registration fees, customs or import duties and all other taxes or other governmental fees or charges imposed by any country or political subdivision thereof, together with any interest, additions or penalties with respect thereto.

     (b) Buyer shall pay all transfer taxes, including without limitation, sales, use, excise (including excise taxes on petroleum, products of petroleum, petrochemicals, chemicals, and other taxable substances), stamp, documentary, filing, recording, permit, license, authorization, and other similar Taxes, filing fees and similar charges ("Transfer Taxes"), incurred or imposed in connection with or as a result of the transactions effected pursuant to this Agreement regardless of upon whom such Transfer Tax is levied or imposed by law. Buyer shall prepare and file all returns and reports for such Transfer Taxes. Should Seller be required by law to pay such Transfer Tax, Buyer shall notify Seller of such amount and the due dates thereof and remit the amount of such Transfer Tax and pre-prepared filings associated therewith to Seller for remittance at least ten days before such Transfer Tax is due.

     (c) Seller shall be liable for all Taxes (other than Transfer Taxes described in Section 6.02(b)) incurred in connection with the sale of the Purchased Interests and all taxes with respect to the ownership and operation of the Purchased Interests for taxable periods ending on or before the Effective Time. Buyer shall be liable for its pro rata share of all Taxes other than (subject to its obligations under the Operating Agreements) employment, workers' compensation, social security, withholding, or similar taxes relating to employees) imposed with respect to the ownership and operation of the Assets for periods beginning after the Effective Time. With respect to any taxable period which includes the Effective Time (i) property and other ad valorem Taxes accruing with respect to the Purchased Interests shall be apportioned between Seller, on the one hand, and Buyer, on the other hand, based on the daily proration of such Taxes, and (ii) any other Taxes accruing during such period shall be equitably apportioned among the parties.

     (d) Seller and Buyer agree that the Purchase Price shall be allocated among the Purchased Interests in the manner set forth in Schedule 6.02(d). Each party agrees to complete IRS Form 8594 consistently with the agreed allocation and to furnish the other party with a draft copy of such form within a reasonable period before the filing due date of such form. Neither Seller nor Buyer shall file any return with a tax authority that is inconsistent with such allocation.

     6.03 Further Assurances. After the Closing, Seller and Buyer shall, and shall cause their affiliates to, execute, acknowledge, and deliver all such further conveyances, notices, assumptions, releases, and acquittances, and such other instruments, and shall take such further actions, as may be necessary or appropriate more fully to assure to Buyer, and its successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers, and privileges intended to be conveyed to Buyer pursuant to this Agreement and to assure fully to Seller, its affiliates and successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Buyer pursuant to this Agreement.

     6.04 Third Party Consents. Seller and Buyer shall use their respective reasonable best efforts to obtain all consents, approvals, orders, authorizations, and waivers of, and to effect all declarations, filings, and registrations with, all third parties (including governmental entities) that are necessary or required to enable Seller to transfer the Purchased Interests to Buyer as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby. All costs and expenses of obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings, and registrations referred to in this Section shall be borne by Seller, provided, however, that the foregoing shall not affect the obligation of Buyer to pay recording costs and such expenses as required to comply with regulatory requirements imposed by the Federal Energy Regulatory Commission and the Minerals Management Service with respect to this transaction.

     6.05 Operating Agreement. From and after the Effective Time, Seller will no longer have any obligations or rights pursuant to the terms of the Operating Agreement.

     6.06 Access. So long as any obligations under the Note remain outstanding, but at least until December 31, 2007, Buyer will provide Seller with any reports, materials, documents and other information that Buyer is currently required to provide to Seller under the Operating Agreement, including the financial information that Buyer is required to provide the Seller, and Seller will have the right of access to information regarding the Purchased Interests that Seller had access to as an owner of any of the Purchased Interests. Should any Purchased Interest subsequently be transferred by Buyer, so long as any obligations under the Note continue to remain outstanding, Buyer agrees to take all action in its contractual arrangements relating to such transfer necessary to allow Seller to receive information and to have the access described above.

     6.07 Audit. So long as any obligations under the Note remain outstanding, but at least until December 31, 2007, Seller shall have the right, upon written notice to Buyer and at a time mutually acceptable to the parties hereto, to audit at its own expense during reasonable business hours all books and records of Buyer relating to the Purchased Interests and the Net Revenue. In the event any audit results in an adjustment in favor of the Seller in excess of $10,000, any reasonably incurred costs and expenses of the audit shall be reimbursed by Buyer up to a maximum amount equal to fifty percent (50%) of the amount of such adjustment.

                                   ARTICLE Rw
VII

                         ASSUMPTION AND INDEMNIFICATION

     7.01 Assumption of Liabilities Relating to the Purchased Interests. Buyer shall assume and agree to pay, perform, and discharge or cause to be paid, performed, and discharged all duties, obligations, and liabilities ("Obligations") arising out of, in connection with, or otherwise in respect of the ownership or operation of the Purchased Interests, whether primary or secondary, fixed or contingent, including a pro rata portion of the duties, obligations, and liabilities of Seller under the Customer Contracts and the agreements (the "Applicable Agreements") relating to the operation of the Businesses that either (i) were in existence at the time of the Original Purchase, or (ii) were entered into on behalf of the Seller by Buyer in its capacity as operator under the Operating Agreement (collectively, the "Assumed Obligations"); provided, however, that Buyer does not assume any Obligations of Seller associated with or arising out of matters as to which Seller is obligated to indemnify Buyer pursuant to Section 7.02.

     7.02 Indemnification by Seller. Seller shall indemnify, defend, and hold harmless Buyer (and its directors, officers, employees, affiliates, successors, and assigns) from and against any Obligations based upon, arising out of or otherwise in respect of (a) any inaccuracy in or breach of any representation, warranty, or covenant of Seller contained in this Agreement; and (b) any liability for Taxes the responsibility for the payment of which is retained by Seller pursuant to Section 6.02(c); provided, however, that Seller shall have no liability under this Section 7.02 with respect to matters described in clause
(a) above for Obligations until the aggregate amount of such Obligations shall exceed the sum of $25,000 and, in any event only with respect to the amount in excess thereof, subject at all times, to the provisions of this Article VII. Notwithstanding anything to the contrary herein contained, the maximum aggregate amount of the obligations of Seller to indemnify Buyer pursuant to clause (a) above shall be the Purchase Price which has been paid to Seller.

     7.03 Indemnification by Buyer. Buyer shall indemnify, defend, and hold harmless Seller (and its respective directors, officers, employees, affiliates, successors, and assigns) from and against any Obligations based upon, arising out of or otherwise in respect of (a) any inaccuracy in or breach of any representation, warranty, or covenant of Buyer contained in this Agreement; (b) any liability for Taxes the responsibility for the payment of which is assumed by Buyer pursuant to Section 6.02(b) and (c) hereof; and (c) the Assumed Obligations.


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

     7.04 Notice of Asserted Liability. Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim, or circumstance which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement), or any action, proceeding, or investigation (an "Asserted Liability") that may result in an Obligation, the Indemnitee shall give notice thereof (the "Claims Notice") to the other party hereto (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Obligation that has been or may be suffered by the Indemnitee. Notwithstanding the foregoing, no party shall have any liability for claims arising pursuant to Section 7.02(a) or 7.03(a) unless a Claims Notice has been delivered within the appropriate time period indicated in Section 8.01.

     7.05 Opportunity to Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability and if it does so the Indemnifying Party shall have the right to make all judgments and decisions in respect of the handling of the defense of such Asserted Liability and the settlement or compromise of the Asserted Liability, subject to the provisions of this Section 7.05. If the Indemnifying Party elects to defend such Asserted Liability, it shall within 30 days of the Claims Notice (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, as requested by and at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise, or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim subject to indemnification over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records, or other documents within its control that are necessary or appropriate for such defense.

     7.06 Negligence and Strict Liability Waiver. The indemnification provided for in this Article VII shall be applicable regardless of whether Obligations in question arose solely or in part from the active, passive, or concurrent negligence of any Indemnitee (or under any theory of strict liability) prior to the Effective Time or after the Effective Time, as the case may be.

     7.07 Exclusive Remedy. After the Closing, and to the extent permitted by applicable law, the rights and remedies expressly set forth in this Agreement and in the Closing Agreements shall be the exclusive rights and remedies of the parties hereto with respect to losses or claims relating to the transactions consummated pursuant to this Agreement.

                                  ARTICLE VIII
                                  ------------

                                  MISCELLANEOUS

     8.01 Survival. The representations and warranties made by Seller and Buyer pursuant to this Agreement shall expire twelve (12) months after the Effective Time and shall thereafter be of no force and effect except (i) such representations and warranties shall be considered as continuing until three (3) years after the Effective Time with respect to any intentional and willful misrepresentations set forth herein, after which time no claim or suit may be brought with respect to the same, (ii) the representations made in Section 4.01(e), which shall survive indefinitely, and (iii) the representations made in
Section  5.01(d),  which shall  survive  until six (6) years after the Effective
Time.

     8.02 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     8.03 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to the conflicts of law principles thereof.

     8.04 Entire Agreement. The Agreements and the Schedules and Exhibits hereto supersede all prior agreements between the parties (written or oral) and, are intended as a complete and exclusive statement of the terms of the agreement between the parties. This Agreement may be amended only by a written instrument duly executed by the parties.

     8.05 Expenses. Except as expressly set forth in this Agreement, whether the transactions contemplated hereby are or are not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     8.06 Notices. All notices hereunder shall be sufficiently given (and deemed made) for all purposes hereunder if in writing and (a) delivered personally, (b) sent by documented overnight delivery service, (c) to the extent receipt is confirmed, sent by telecopy, telefax, or other electronic transmission service to the appropriate address or number as set forth below, or (d) sent by United States mail, postage prepaid with return receipt requested. Notices to Seller shall be transmitted or addressed to:

         MCNIC Offshore Pipeline & Processing Company
         2000 Second Avenue, 688 WCB
         Detroit, Michigan 48226
         Attention:  General Counsel
         Telecopier No.: (313) 235-8500

or at such other addresses or telefax numbers and to the attention of such other person as Seller may designate by written notice to the other party.


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

         Notices to Buyer shall be transmitted or addressed to:

         Blue Dolphin Pipe Line Company
         801 Travis, Suite 2100
         Houston, Texas 77002
         Attention:  President
         Telecopier No.: (713) 227-7626

or at such other addresses or telefax numbers and to the attention of such other person as Buyer may designate by written notice to the other party.

     8.07 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (i) Buyer may not assign its rights or delegate its obligations under this Agreement without the express prior written consent of the Seller and (ii) Seller may only assign its rights or delegate its obligations under this Agreement to an affiliate or with the express written consent of the Buyer.

     8.08 Headings. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

     8.09 Severability. If any term or provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any material adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     8.10 No Third Party Beneficiaries. Except as provided in Article VII, nothing in this Agreement shall entitle any person other than Seller and Buyer or their respective successors and assigns permitted hereby to any claim, cause of action, remedy, or right of any kind.

     8.11 Cross-references. References in this Agreement to Articles, Sections, Exhibits, or Schedules shall be deemed to be references to Articles, Sections, Exhibits, and Schedules of this Agreement unless the context specifically and expressly requires otherwise.

     8.12 Gender. Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.

     8.13 Modification and Waiver. No amendment, modification or alternation of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the Parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the Person that is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any Person in exercising any right, power or privilege hereunder shall operate as a waiver hereof.

     8.14 DTPA Waiver. To the extent applicable to the transactions contemplated by this Agreement, Buyer waives the provisions of the Texas Deceptive Trade Practices Act, Chapter 17, Subchapter E, Sections 17.41 through 17.63, inclusive (other than Section 17.55A, which is not waived), Tex. Bus. & Comm. Code. In order to evidence its ability to grant such waiver, Buyer hereby represents and warrants to Seller that Buyer (a) is in the business of seeking or acquiring, by purchase or lease, goods or services for commercial or business use, (b) has assets of $5,000,000 or more according to its most recent financial statement prepared in accordance with generally accepted accounting principles, (c) has knowledge and experience in financial and business matters that enable them to evaluate the merits and risks of the transactions contemplated by this Agreement, and (d) is not in a significantly disparate bargaining position.

     8.15 Agreement Duly Negotiated. The Parties acknowledge that the Agreement is the product of negotiations among them and that each Party contributed substantially to its preparation. For this reason, neither the Agreement nor any documents to be executed and delivered in connection with it will be construed more favorably toward one Party than any other.


IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.

MCNIC OFFSHORE PIPELINE                      BLUE DOLPHIN PIPE LINE
& PROCESSING COMPANY,                        COMPANY,
a Michigan corporation                       a Delaware corporation

By:_______________________________           By:________________________________
Name:                                           Larry Turpin, President
Title:


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